Exhibit 99.1

321 SOUTH BOSTON AVENUE, SUITE 1000

TULSA, OKLAHOMA 74103

PRESS RELEASE FOR IMMEDIATE ISSUANCE

MIDSTATES PETROLEUM ANNOUNCES CLOSING OF SALE OF ANADARKO BASIN PRODUCING PROPERTIES

TULSA, OK — (BUSINESS WIRE) — June 5, 2018 — Midstates Petroleum Company, Inc. (“Midstates” or the “Company”) (NYSE: MPO) today announced the closing of the previously announced sale of its Anadarko Basin producing properties located in the Texas panhandle and western Oklahoma for $58 million. The net proceeds were approximately $54 million, subject to standard post-closing adjustments. The proceeds will be used to pay down a portion of the outstanding borrowings under the Company’s revolving credit facility and for general corporate purposes.

SunTrust Robinson Humphrey acted as advisor to the Company on this transaction.

About Midstates Petroleum Company, Inc.

Midstates Petroleum Company, Inc. is an independent exploration and production company focused on the application of modern drilling and completion techniques in oil and liquids-rich basins in the onshore U.S. The Company’s operations are currently focused on the oilfield in the Mississippian Lime play in Oklahoma.

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Contact:

Midstates Petroleum Company, Inc.

Jason McGlynn, Investor Relations, (918) 947-4614

Jason.McGlynn@midstatespetroleum.com